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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-106505, 333-108651 and 333-98925 and Form S-8 Nos. 333-65394,
333-52968, 333-32400, 333-89495, 333-89497 and 333-45375) of Corixa Corporation
and in the related Prospectuses, as applicable, of our report dated January 30, 2004, except for Note 13, as to which the date is March 4, 2004, with respect to the consolidated financial statements of Corixa Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.


                                                /s/ Ernst & Young LLP

Seattle, Washington
March 8, 2004